Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Maison Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	1,190,476	(1)	$10.125	(2)	$12,053,569.50	0.00014760	$1,779.11
Fees Previously Paid	—	—	—	—		—		—	—	—
	Total Offering Amounts									$1,779.11
	Total Fees Previously Paid									—
	Total Fee Offsets									$1,779.11	(3)
	Net Fee Due									$0.00

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Maison Solutions Inc.	S-8	333-274980	10/16/2023	—	$2,307.01	(5)	Equity	Class A Common Stock, par value $0.0001 per share	—	$15,630,150	—
Fee Offset Sources	Maison Solutions Inc.	S-8	333-274980	—	10/16/2023	—		—	—	—	—	$2,307.01	(5)

(1)	Represents the shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), registered for resale by the selling stockholders named in this registration statement (the “Selling Stockholders”), consisting of 1,190,476 shares of Class A Common Stock issued to the Selling Stockholders by Maison Solutions Inc. (the “Registrant”) in a private placement that closed on November 22, 2023.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Stock Market on November 22, 2023.
(3)	The Registrant previously filed a Registration Statement on Form S-8 (Registration No. 333-274980), filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2023 (the “Prior Registration Statement”), which registered 3,000,000 shares of the Company’s Class A Common Stock issuable pursuant to the Maison Solutions Inc. 2023 Stock Incentive Plan (the “Incentive Plan”). In connection with the filing of the Prior Registration Statement, a total registration fee of $2,307.01 was paid. As of the date of this registration statement, no securities have been sold under the Prior Registration Statement and the Registrant therefore has not used any of the registration fee paid in connection with the Prior Registration Statement. The Prior Registration Statement was withdrawn by a filing of a Request for Withdrawal with the SEC on October 17, 2023, which was deemed granted by the SEC as of such date, and pursuant to which any fees associated with the Prior Registration Statement remained available for use by the Registrant. In accordance with Rule 457(p) under the Securities Act, the $2,307.01 registration fee paid in connection with the Prior Registration Statement shall be applied to off-set any registration fees due for this registration statement, with $527.90 remaining to be applied to future filings.